UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 19, 2001


                              The Finx Group, Inc.
                     (formerly known as Fingermatrix, Inc.)
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                     0-9940                  13-2854686
    ----------------------          ---------------           --------------
(State or other jurisdiction of     (Commission file          (IRS Employer
 incorporation or organization)          number)          Identification Number)

    249 Saw Mill River Road, Elmsford, NY                            10523
   ------------------------------------------------------------------------
   (Address of Principal Executive Offices)                        (Zip Code)

                                 (914) 592-5930
    -----------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

         On September 19, 2001, the Registrant consummated its acquisition (the "Acquisition") of Granite Technologies, Inc. ("Granite") through its newly created and wholly owned subsidiary, Granite Technology Acquisition Corp. Pursuant to the terms of a Stock Purchase Agreement dated as of September 19, 2001, as amended, the Registrant purchased 95.87% of Granite's common stock from such holders of the Granite's common stock (the "Selling Shareholders") upon the issuance of 3,000,000 shares of its unregistered Common Stock (the "Acquisition Shares").

         Granite has two significant proprietary software packages which have wide application in the retail and financial markets. Granite's principal products are the SmartCAT application Framework and the SmartCAT IO Subsystem. SmartCAT is a set of JAVA middleware that provides both the client (kiosk) and server (central system mainframe) platform for rapid development of self-service applications over the Internet. SmartCAT IO Subsystem, also a set of JAVA applications, provides powerful but simple-to-use interfaces to serial devices found in kiosks and in various retail delivery applications, such as point-of-sale and bank branch automation. It may be used together with the SmartCAT Application Framework or with other applications such as Eontec's BankFrame to deliver complete client specific solutions.

         Of the Selling Shareholders, Grazyna B. Wnuk, the Registrant's Corporate Secretary, a Director and Vice-President, received 124,031 Acquisition Shares for her ownership interest in Granite; and immediate family members of Lewis S. Schiller, the Registrant's Chairman of the Board, a Director and Chief Executive Officer, received 397,934 Acquisition Shares for their ownership interest in Granite. In accordance with the terms of the Stock Purchase Agreement, the Selling Shareholders hold certain demand and "piggyback" registration rights with respect to the Acquisition Shares received by them in connection with the Acquisition on terms specified in the Stock Purchase Agreement

Item 5. Other Events

         On September 15, 2001 the Registrant and Granite Technology Acquisition Corp. entered into a Settlement and Release Agreement with Rock Partners Ltd., SSMI Corp. and Bruno Kordich. Pursuant to the Settlement and Release Agreement
(i) the Registrant received 250,000 shares, or 4.13%, of Granite's common stock then owned by Rock Partners Ltd. and SSMI Corp.; (ii) the Registrant and Granite received a General Release and a Dismissal with Prejudice on any past disputes by and among Granite and Rock Partners Ltd., SSMI Corp. and Bruno Kordich; (iii) all past agreements between Granite and Rock Partners Ltd., SSMI Corp. and Bruno Kordich became void and cancelled; (iv) Rock Partners Ltd., SSMI Corp. and Bruno Kordich received 542,636 shares of the Registrants Common Stock in consideration for (i), (ii) and (iii); (v) the Registrant and Granite acknowledged outstanding notes and liabilities in the aggregate of $77,000 for which payments will begin in January of 2002 at $10,000 per month; and (vi) the Registrant issued 160,000 shares of the Registrants Common Stock in consideration for all remaining claims aggregating $80,000.

Item 7. Financial Statements and Exhibits

         a.       Financial Statements of Businesses Acquired
                  i. Financial statements of Granite Technologies, Inc. for the year ended December 31, 2000. (1)

         b.       Pro Forma Financial Information
                  i. Pro Forma Financial statements giving effect to the acquisition for the most recent fiscal and interim period. (1)

         c.       Exhibits


         99.1 Stock Purchase Agreement dated September 19, 2001 by and among The Finx Group, Inc., Granite Technologies Acquisition Corp., Granite Technologies, Inc. and Each of the Shareholders of Granite Technologies, Inc.

         99.2 Amendment to Stock Purchase Agreement dated September 19, 2001 by and among The Finx Group, Inc., Granite Technologies Acquisition Corp., Granite Technologies, Inc. and Each of the Shareholders of Granite Technologies, Inc.

         ---------
         (1) To be filed by amendment within sixty days from the initial due date of this Form 8-K.


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

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE FINX GROUP, INC.


                                                By:/S/   Lewis S. Schiller
                                                         Chief Executive Officer

                                                Date:    October 3, 2001

Exhibit 99.1 - Page 1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              THE FINX GROUP, INC.,

                     GRANITE TECHNOLOGIES ACQUISITION CORP.,

                           GRANITE TECHNOLOGIES, INC.

                                       AND

                           EACH OF THE SHAREHOLDERS OF
                           GRANITE TECHNOLOGIES, INC.,




                         Dated: As of September 19, 2001

Exhibit 99.1 - Page 2
                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT, dated as of September 19, 2001 (the "Agreement"), among The Finx Group, Inc., a corporation organized under the laws of the State of Delaware (the "Parent") with an office at 249 Saw Mill River Road, Elmsford, New York 10523, Granite Technology Acquisition Corp., a corporation organized under the laws of the State of Delaware (the "Purchaser") with an office at 249 Saw Mill River Road, Elmsford, New York 10523, and Granite Technologies, Inc., a corporation organized under the laws of the State of Delaware (the "Company") with an office at 18B Ledgebrook Drive, Mansfield Center, Connecticut 06250, and those individuals and entities whose names appear on the signature page hereof in their capacity as holders of 95.87% of the outstanding common stock of the Company (collectively referred to as the "Sellers").

        W I T N E S S E T H:
----------------------------

                  The Sellers collectively hold 95.87% the Company's shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company, a corporation organized under the laws of the State of Delaware;

                  The Purchaser desires to acquire from the Sellers, and the Sellers collectively desire to sell to the Purchaser, for the consideration hereinafter provided, the Shares; and

                  Certain terms used in this Agreement are defined in Section
11.2 of this Agreement.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound, hereby agree as follows:


1.                Sale and Purchase of Shares; the Closing

         1.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, on the Closing Date, each Seller shall sell, assign and convey to the Purchaser, and the Purchaser shall purchase, acquire and accept from each Seller, the Shares of such Seller set forth opposite such Seller's name on Schedule 1.1 hereto. At the Closing, each Seller shall deliver one or more stock certificates representing the Shares of such Seller duly endorsed for transfer to the Purchaser.

         1.2 The Closing. Subject to the termination of this Agreement as provided in Section 8 hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the condition[s] set forth in Section 7.1(c) and Sections 7.3(h) or at such other time and date as the parties hereto mutually agree (the "Closing Date").

Exhibit 99.1 - Page 3

         1.3 Tax and Accounting Consequences. It is intended by the parties hereto that the purchase and sale of the Shares contemplated by this Agreement shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

2.                Consideration.

         2.1 Consideration. The consideration for the Shares shall be THREE MILLION (3,000,000) shares of common stock, par value $.01 per share, of Parent (the "Parent Shares").

         2.2 Delivery of Parent Shares. At the Closing, the Parent shall deliver to each Seller one or more stock certificates representing the Parent Shares allocated to such Seller on a pro rata basis with the other Sellers based on the number of Shares sold by each Seller. Such stock certificates shall be registered in the respective names of each of the Sellers.

         2.3 (a) Piggyback Registration. If, on or after the date hereof, the Parent proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of the Parent Shares of the Sellers, the Parent will give prompt written notice to al Sellers of its intention to effect such a registration and will include in such registration all the Parent Shares of the Sellers with respect to which the Parent has received written requests for inclusion therein within twenty (20) days after the receipt of the Parent's notice (a "Piggyback Registration").

                       (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Parent, and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Parent will include in such registration (a) first, the securities the Parent proposes to sell, (b) second, the securities to be sold on behalf of other security holders of the Parent who have registration rights on the date hereof; and (c) third the Parent Shares of the Sellers requested to be included in such registration, pro rata on the basis of the number of shares owned by such Sellers.

                       (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Parent's securities and the managing underwriters advise the Parent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Parent will include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration, and (b) second, the Parent Shares of the Sellers requested to be included in such registration, pro rata on the basis of the number of shares owned by such Sellers. 1.1.

Exhibit 99.1 - Page 4

                  (d) Registration Expenses. All expenses incident to the Parent's performance of Section 2.3 of this Agreement shall be borne by the Parent.

                  (e) Registration Procedures. Whenever it is obligated to register any of the Parent Shares pursuant to this Agreement, the Parent shall:

                           (i) prepare and file with the SEC a Registration Statement with respect to the Parent Shares in the manner set forth in
         Section 2.3(a) hereof and use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective for that period identified in Section 2.3(e)(vii) hereafter;

                           (ii)     prepare and file with the SEC such
         amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in
         Section 2.3(e)(vii) below and to comply with the provisions of the Securities Act with respect to the disposition of all Parent Shares covered by such Registration Statement in accordance with each Seller's intended method of disposition set forth in such Registration Statement for such period;

                           (iii)    furnish to each Seller and to each
         underwriter, if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such person may reasonably request in order to facilitate the public sale or other disposition of the Parent Shares covered by such Registration Statement;

                           (iv) use its best efforts to register or qualify the Parent Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as each Seller, or, in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (v) promptly notify each Seller under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances under which they were made;

                           (vi) make available for inspection by any underwriter participating in an underwritten disposition on behalf of any Seller, and any attorney, accountant or other agent retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Parent, and cause the Parent's officers, directors and employees to supply all information reasonably requested by the underwriter, attorney, accountant or agent in connection with such Registration Statement;

Exhibit 99.1 - Page 5

                           (vii) for purposes of Section 2.3, the period of distribution of Parent Shares shall be deemed to extend until the earlier of: (A) in an underwritten public offering of all of the Parent Shares, the period in which each underwriter has completed the distribution of all securities purchased by it; (B) in any other registration, the earlier of the period in which all shares of Parent Shares covered thereby shall have been sold or three (3) years from the date of Closing.

                           (viii) if the common stock of the Parent is listed on any securities exchange or automated quotation system, the Parent shall use its best efforts to list (with the listing application being made at the time of the filing of such Registration Statement or as soon thereafter as is reasonably practicable) the Parent Shares covered by such Registration Statement on such exchange or automated quotation system;

                           (ix) enter into normal and customary underwriting arrangements or an underwriting agreement and take all other reasonable and customary actions if each Seller sells its shares of Parent Shares pursuant to an underwriting (however, in no event shall the Parent, in connection with such underwriting, be required to undertake any special audit of a fiscal period in which an audit is normally not required);

                           (x)      notify each Seller if there are any
         amendments to the Registration Statement, any requests by the SEC to supplement or amend the Registration Statement, or of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

                           (xi) cooperate in the timely removal of any restrictive legends from the Parent Shares in connection with the resale of such shares covered by an effective Registration Statement.

                  (f)      Indemnification.

                           (i) The Purchaser and the Parent agree to indemnify, to the extent permitted by law, each Seller of Parent Shares, its officers and directors and each Person who controls such Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Parent by such Seller for use therein or by such Seller's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Parent has furnished such Seller with a sufficient number of copies of the same.

                           (ii)     In connection with any Registration
         Statement in which a Seller of Parent Shares is participating, each such Seller shall furnish to the Parent in writing such information as the Parent

Exhibit 99.1 - Page 6

         reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Parent, its directors and officers and each Person who controls the Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from:
         (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Seller); or (ii) any disposition of the Parent Shares in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement; provided that the obligation to indemnify (if there shall be more than one Seller) shall be individual, not joint and several, for each Seller and shall be limited to the net amount of proceeds received by such Seller from the sale of Parent Shares pursuant to such Registration Statement.

                           (iii) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                           (iv)     The indemnification provided for under this
         Section 2.3(f) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Parent and the Purchaser also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Parent's or Purchaser's indemnification is unavailable for any reason.

3. Representations and Warranties of the Sellers The Sellers individually, and not jointly and severally, hereby represent and warrant to the Parent and the Purchaser, that to the best of their knowledge:

         3.1               Organization and Good Standing.

                       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and

Exhibit 99.1 - Page 7

         operate its properties and to carry on its business as it is now conducted and as it is proposed to be conducted.

                       (b) The minute books of the Company contain accurate records of all meetings and all other material corporate action of the Company's board of directors (including any committees thereof) and its stockholders since the date of the Company's incorporation.

         3.2 Authorization of Agreement. Each of the Company and the Sellers has all requisite capacity, power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by such Seller in connection with the consummation of the transactions contemplated by this Agreement (this Agreement and the other agreements, documents, instruments or certificates delivered pursuant to this Agreement are hereinafter referred to as the "Transaction Documents"), and to perform fully its or his obligations hereunder and thereunder. This Agreement has been, and each of the other Transaction Documents will be (when executed and delivered by the Company and each of the Sellers), duly and validly authorized, executed and delivered by the Company and each of the Sellers and (assuming the due authorization, execution and delivery of the other parties hereto and thereto) this Agreement constitutes, and each of the other Transaction Documents will constitute (when executed and delivered by the Company and each of the Sellers), legal, valid and binding obligations of each of the Company and each of the Sellers, enforceable against the Company and each of the Sellers in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         3.3 Subsidiaries. The Company has no subsidiaries and does not own any other capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity or have any agreement to acquire any such capital stock or other proprietary interest.

         3.4 No Conflicts; Consents of Third Parties. The execution and delivery by the Company and each of the Sellers of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, and the compliance by the Company and each of the Sellers with any of the provisions hereof or thereof does not and will not (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of the Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any "takeback" right or right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers or the properties or assets of any of the Sellers or the Company are bound; (iii) constitute a violation of any Law applicable to the Company or any of the Sellers; or (iv) result in the creation of any Lien upon the properties or assets of the Company or any of the Sellers.

         3.5           Capitalization.

                       (a) The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. As of the date hereof, 6,055,000 shares of Common Stock are issued and outstanding, 5,805,000 all of which are owned of record and beneficially by the Sellers and

Exhibit 99.1 - Page 8

         constitute the Shares. As of the date hereof, there are no shares of Company preferred stock issued and outstanding The number of shares of Common Stock held by each Seller is as set forth opposite such Seller's name on Schedule 1.1. The Shares are validly issued, fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Neither the Company nor any of the Sellers is a party to any voting trust or other voting agreement with respect to any shares of capital stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of capital stock of the Company.

                       (b) The Shares purchased by the Purchaser will, at the Closing, constitute 95.87% all of the issued and outstanding capital stock of the Company on a fully diluted basis.

         3.6 Financial Statements. Set forth on Schedule 3.6 of the Disclosure Schedules are (i) copies of the Company's reviewed balance sheet as of December 31, 2000 and the related reviewed statement of income and of cash flows for the year ended December 31, 2000 (the "Reviewed Statement"), and its reviewed balance sheets as of December 31, 1998 and December 31, 1999 and the related reviewed statements of income and of cash flows for the years ended December 31, 1998 and December 31, 1999 (the "Historical Reviewed Statements") and (ii) copies of its unaudited balance sheet at March 31, 2001, and the related unaudited statements of income and cash flows for the three (3) month period ended March 31, 2001, (the "Latest Financials") (the Latest Financials, including the related notes and schedules thereto, the Reviewed Statement and the Historical Reviewed Statements, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with generally accepted accounting principles and in conformity with the practices consistently applied by the Company and presents fairly the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated.

         3.7 No Undisclosed Liabilities. Except to the extent set forth in the Financial Statements, or as set forth on Schedule 3.7 of the Disclosure Schedule which sets forth each liability of the Company in excess of $5,000 (whether accrued, absolute, contingent or otherwise), the Company has no Indebtedness and there is no material liability of any nature against the Company, except obligations under Contracts described on Schedule 3.13 of the Disclosure Schedule or under Contracts that are not required to be disclosed thereon as a result of dollar thresholds specified in Section 3.13.

         3.8 Absence of Certain Developments. Except as expressly set forth on Schedule 3.8 of the Disclosure Schedule, since December 31, 2000:

                       (a)  There has not been any Material Adverse Change;

Exhibit 99.1 - Page 9

                       (b) There has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company having a replacement cost of more than $5,000 for any single loss or $15,000 for all such losses;

                       (c) There has not been (i) any declaration, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or (ii) any amount or asset paid or otherwise distributed to any of the Sellers, whether as compensation or otherwise;

                       (d) The Company has not (i) awarded or paid any bonuses to (A) any of the Sellers or (B) other employees of the Company in excess of $5,000 individually, or $10,000 in the aggregate, (ii) entered into or modified or amended any employment, deferred compensation, severance or similar agreement, (iii) increased or agreed to increase the compensation payable or to become payable by it to any of the Company's directors, officers, employees, agents or Representatives;

                       (e) There has not been any change by the Company in accounting principles, methods or policies;

                       (f) The Company has not entered into any Contract requiring payments in excess of $5,000;

                       (g) The Company has not (i) incurred or repaid any Indebtedness in excess of $5,000, (ii) made any loans, advances or capital contributions to any other Person in excess of $5,000 or (iii) assumed, guaranteed, endorsed or otherwise became liable for the obligations of any other Person in excess of $5,000.

                       (h) The Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets with a fair market value in excess of $5,000 or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company with a fair market value in excess of $5,000(other than the sale of inventory in the ordinary course of business consistent with past practice);

                       (i) The Company has not suffered any Extraordinary Loss or Extraordinary Losses (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants and any amendments thereto);

                       (j) The Company has not made or committed to make any capital expenditures or capital additions or betterments in excess of $5,000 individually or $15,000 in the aggregate;

                       (k) The Company has not instituted or settled any Legal Proceeding;

Exhibit 99.1 - Page 10

                       (l) There have not been any amendments or changes in the certificate of incorporation or the by-laws of the Company;

                       (m) The Company has caused to be done all things materially necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business; and

         3.9 Taxes. Except as set forth on Schedule 3.9 of the Disclosure Schedule:

                       (a) The Company (i) has timely, completely and accurately filed, or caused to be filed, with all appropriate U.S. federal, state or local or foreign governmental agencies, all required tax and information returns, of whatever nature, related to the Company for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, (ii) has duly paid, caused to be paid, or made adequate provision in the balance sheet included in the Latest Financials for, all taxes (including, but not limited to, income, sales, property, payroll, employment, gross receipts, excise and franchise taxes), assessments, charges, penalties and interest, of whatever nature ("Taxes"), due and payable with respect to all periods ending on or prior to December 31, 2000, (iii) has made adequate provision for all Taxes with respect to all periods subsequent to the periods covered by such returns, and (iv) has no "open" years for any tax or information returns.

                       (b) Neither the Sellers nor the Company has received, directly or indirectly, notice of, and neither of them is otherwise aware of, any pending, threatened, ongoing or past audit or examination by any Governmental Body with respect to Taxes relating to the Company; nor is the Company a party, directly or indirectly, to any action or proceeding by any Governmental Body for assessment or collection of Taxes relating to the Company; nor has any claim for assessment and collection, or any notice of deficiency, been asserted or proposed against the Company, directly or indirectly, with respect thereto; nor has the Company executed a waiver of any statute of limitations with respect thereto.

                       (c) The Company is not liable for Taxes of any other Person, is not currently under any contractual obligation to indemnify any Person with respect to Taxes, and is not a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes.

                       (d) The Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes.

                       (e) The Company will not be required, as a result of a change in method of accounting for any period prior to the Closing Date, to include any adjustment under Section 481 of the Code (or any corresponding provision of foreign law) in taxable income for any period after the Closing Date.

Exhibit 99.1 - Page 11

                       (f) Schedule 3.9 of the Disclosure Schedule contains a list of all jurisdictions in which a tax or information return has been filed by the Company, and no claim has ever been made by any tax authority in any other jurisdiction that the Company is subject to taxation or required to file a tax or information return in such jurisdiction.

         3.10              Real Property.

                       (a) Schedule 3.10 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property owned by the Company ("Owned Properties"). The Company has good and marketable title in fee simple to all Owned Properties, in each case free and clear of all Liens of any nature whatsoever except as set forth on Schedule 3.10 of the Disclosure Schedule.

                       (b) Schedule 3.10 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Company (individually, a "Real Property Lease").

                       (c) None of the Real Property Leases is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use, occupancy or enjoyment of the Real Property Leases or any part thereof.

                       (d) The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                       (e) No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

         3.11              Tangible Personal Property.

                       (a) Schedule 3.11 of the Disclosure Schedule sets forth all leases of personal property ("Personal Property Leases") involving annual payments in excess of $5,000 relating to personal property used in the business of the Company or to which the Company is a party or by which the Company or any of its respective properties or assets is bound. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                       (b) Each of the Personal Property Leases is in full force and effect in accordance with its terms. No previous or current party to any Personal Property Lease has given notice of or made a claim with respect to any breach or default thereunder.

                       (c) The Company has good and marketable title to all of the material items of tangible personal property that is owned and used by it, free and clear of any and all Liens. All items of

Exhibit 99.1 - Page 12

         tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted).

         3.12 Intellectual Property. (a) Schedule 3.12(a) of the Disclosure Schedule contains an accurate and complete list of all domestic and foreign (i) patents, pending patent applications and patent applications in process but not yet filed, owned by or assignable to the Company or any of its subsidiaries (the "Patents"); registered trademarks and service marks and pending applications therefor and trade names owned by the Company or any of its subsidiaries (the "Marks"); and copyright registrations and pending applications therefor owned by the Company and used by the Company in the conduct of its business (the "Copyrights"); (ii) written licenses and other agreements relating to the Patents, Marks and Copyrights, and (iii) manufacturing, process, and other technology transfer and license agreements which are material to the conduct of such business.

                       (b) To the best knowledge of each of the Sellers, all material Patents, Marks and Copyrights held by the Company and its subsidiaries are valid and subsisting. Except as set forth in Schedule 3.12(b) of the Company Disclosure Schedule, to the best knowledge of each of the Sellers, there is no material unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property by any third party, including any employee or consultant or former employee or consultant of the Company.

         3.13              Material Contracts.

                       (a) Except as set forth on Schedule 3.13 of the Disclosure Schedule, neither the Company nor any of its properties or assets is a party to or bound by any (i) Contract involving the commitment, payment or receipt of in excess of $5,000 in the aggregate;
         (ii) Contract granting a right of first refusal for the acquisition, sale or lease of any assets or capital stock of the Company; (iii) Contract with any Person involving a sharing of profits; (iv) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of the Company; (v) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract evidencing Indebtedness; (vi) Contract with any Governmental Body; or (vii) Contract with respect to the inspection, removal or remediation of Hazardous Materials; (viii) retainer Contract with actuaries, appraisers, or investment bankers. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies of the Contracts listed on Schedule 3.13 of the Disclosure Schedule, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

                       (b) (i)     Each of the Contracts listed on Schedule 3.13
         of the Disclosure Schedule is valid and enforceable in accordance with its terms, and there is no default under any Contract listed on
         Schedule 3.13 of the Disclosure Schedule by the Company or by any other party thereto.

                           (ii)    No previous or current party to any Contract

         listed on Schedule 3.13 has given notice of or made a claim with respect to any breach or default thereunder.

Exhibit 99.1 - Page 13

         13.14             Employees; Independent Contractors.

                       (a) The Company has satisfactory relationships with its employees and with its distributors, independent contractors (including, but not limited to, independent manufacturers) and independent representatives (collectively, the "Independent Contractors").

                       (b) The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

                       (c) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement, and, to the best knowledge of each of the Sellers, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

                       (d) There are no strikes, slowdowns or work stoppages pending or, to the best knowledge of each of the Sellers, threatened with respect to the employees of the Company or any Independent Contractor of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the best knowledge of each of the Sellers, been threatened.

                       (e) Neither the Company nor any of the Sellers has received notice of the intent of any government, body or agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company, and, to the best knowledge of each of the Sellers, no such investigation is in progress.

                       (f) No employee of the Company is, and the Company is not in violation of any term of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company.

                       (g) (i)     A true and correct copy of a schedule listing
         as of March 31, 2001, each Independent Contractor of the Company that generated in excess of 10% of the Company's revenues for the year ended December 31, 2000, has been provided to Purchaser by Sellers.

         3.15              Employee Benefits. Except as disclosed on Schedule
3.15 of the Disclosure Schedule, the Company has no collective bargaining, labor, stock option, profit sharing, pension, retirement, stock bonus, thrift-savings, incentive, benefit plan, policy or arrangement in connection with the conduct of its operations, and the Company is not in default under any such Contract, plan, policy or arrangement.

         3.16              Litigation.

Exhibit 99.1 - Page 14

                       (a) There are no Legal Proceedings pending or threatened that question the validity of this Agreement or any of the other Transaction Documents. Schedule 3.16 of the Disclosure Schedule sets forth a true, correct and complete list of all Legal Proceedings pending or threatened against or affecting the Company or any properties or assets of the Company at law or in equity.

                       (b) There is no outstanding or threatened Order of any Governmental Body against, affecting or naming the Company or affecting any of the business, properties or assets of the Company.

         3.17              Compliance with Laws; Permits.

                       (a) The Company is and at all times has been in compliance in all material respects with all Laws and Orders promulgated by any Governmental Body applicable to the Company or to the conduct of the business or operations of the Company or the use of the properties (including any leased properties) and assets of the Company. The Company has not received, and to the best knowledge of each of the Sellers there has been no issuance of, any notice of a violation or alleged violation by the Company of any such Law or Order. There is no investigation or review by any Governmental Body with respect to the Company pending, or to the best knowledge of each of the Sellers, threatened, nor has any Governmental Body notified the Company or any of the Sellers of its intention to conduct the same.

                       (b) The Company is not subject to any Legal Proceeding, investigation, Order or settlement alleging or addressing a violation of, or liability under, any Law.

                       (c) The Company's Permits have been validly issued to the Company by the appropriate Governmental Bodies in compliance with all applicable Laws, and the Company has complied in all material respects with all conditions of such Permits applicable to it. No default or violation has occurred in the due observance of any such Permit. All such Permits are in full force and effect without further consent or approval of any Person.

         3.18 Environmental Matters. The operations of the Company have been conducted and are in compliance with all Environmental Laws. Neither the Company nor any of the Sellers has received any notice from any source, or has otherwise obtained knowledge, to the effect that there is lacking any Environmental Permit required in connection with the Company's operations and Real Property Leases. The Company and all of its past and current Facilities and operations are not subject to any outstanding Order or Contract, including Environmental Liens, with any Governmental Body or Person, or subject to any federal, state or local investigation respecting (A) Environmental Laws, (B) any remedial action or (C) any Environmental Claim. The Company is not subject to any Legal Proceeding alleging the violation of any Environmental Law or Environmental Permit. The Company has not received (nor, to the best knowledge of each of the Sellers, has there been issued) any communication, whether from a Governmental Body, citizens' group, employee or any other Person, that alleges that the Company is not in compliance with any Environmental Law or Environmental Permit.

         3.19              Receivables; Payables.

Exhibit 99.1 - Page 15

                       (a) All accounts receivable of the Company reflected on the Latest Financials, or arising after the date thereof, are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with generally accepted accounting principles consistently applied. Since December 31, 2000, to the best knowledge of each of the Sellers, there has been no event that could materially increase the ratio of uncollectible accounts receivable ("Uncollectible Receivables") to the accounts receivable or cause the Company's reserve, if any, for Uncollectible Receivables to be inadequate.

                       (b) All accounts payable of the Company reflected in the Latest Financials or arising after the date thereof have been paid or are not yet due and payable.

         3.20              Major Suppliers and Customers.

                       (a) Since December 31, 2000, there has not been any Material Adverse Change in the business relationship of the Company with its any of its suppliers, and none of the Sellers has any knowledge that there will be any such change.

         3.21 Entire Business. The assets, properties and rights which will be owned or leased by the Company as of the Closing will constitute all of the tangible and intangible property used by the Company in connection with the conduct of its business.

         3.22 No Misrepresentation. No representation or warranty of any of the Sellers contained in this Agreement (including the Disclosure Schedules hereto) or in any other Transaction Document furnished to the Purchaser pursuant to the terms hereof contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. None of the Sellers knows of any facts which have caused or in the future are reasonably likely to cause a Material Adverse Change which has not been disclosed herein or in a Disclosure Schedule hereto. The representations and warranties contained in this
Section 3.24 or elsewhere in this Agreement or in any other Transaction Document shall not be affected or deemed waived by reason of the fact that the Parent, Purchaser and/or their Representatives know or should have known that any such representation or warranty is or might be inaccurate in any respect.

         3.23              Financial Advisors, Brokers. Except as disclosed on
Schedule 3.23 of the Disclosure Schedule, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Company or any of the Sellers in connection with the negotiations relating to the transactions contemplated by this Agreement or by the other Transaction Documents, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any of the Sellers.

4. Representations and Warranties of the Purchaser. The Parent and the Purchaser hereby, jointly and severally, represent and warrant to the Sellers that:

Exhibit 99.1 - Page 16

         4.1 Organization and Good Standing. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent, Purchaser and each of their Subsidiaries has full corporate power and authority to own, lease and operate their properties and to carry on their business as it is now conducted and as it is proposed to be conducted. The Parent, Purchaser and each of their Subsidiaries are duly qualified or authorized to do business as a foreign corporation and are in good standing under the laws of (i) each jurisdiction in which they lease real property and
(ii) each other jurisdiction in which the conduct of their business or the ownership of their properties requires such qualification or authorization, except where the failure to so qualify would not result in a Material Adverse Change to the Parent, Purchaser or the relevant Subsidiary, as the case may be.

         4.2 Authorization of Agreement. Each of the Parent and the Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to be executed by the Parent and the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby, and to perform fully their obligations hereunder and thereunder. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and each of the other Transaction Documents to be executed by the Parent and the Purchaser has been duly authorized by all necessary action on behalf of the Parent and the Purchaser. This Agreement has been, and each of the other Transaction Documents will be (when executed and delivered by the Parent and the Purchaser), duly and validly executed and delivered by the Parent and the Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the other Transaction Documents will constitute (when executed and delivered by the Parent and the Purchaser), legal, valid and binding obligations of the Parent and the Purchaser, enforceable against the Parent and the Purchaser in accordance with their respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.3 No Conflicts; Consents of Third Parties. The execution and delivery by the Parent and the Purchaser of this Agreement and the other Transaction Documents to be executed by the Parent and the Purchaser, the consummation of the transactions contemplated hereby or thereby, and the compliance by the Parent and the Purchaser with any of the provisions hereof or thereof does not and will not (a) conflict with, or result in the breach of, the certificate of incorporation or by-laws of the Parent or the Purchaser, (b) conflict with, violate, result in the breach of, or constitute a default under any Contract or Order to which the Parent or the Purchaser is a party or by which the Parent or the Purchaser or their properties or assets are bound or (c) constitute a violation by the Parent or the Purchaser of any Law applicable to the Parent or the Purchaser. Except as set forth on Schedule 4.3 of the Disclosure Schedule, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Parent or the Purchaser in connection with the execution and delivery of this Agreement or the other Transaction Documents to be executed by the Parent and the Purchaser or the compliance by the Parent and the Purchaser with any of the provisions hereof or thereof which has not been made or obtained.

Exhibit 99.1 - Page 17

         4.4 Litigation. Except as set forth in the Parent and Purchaser Disclosure Documents and on Schedule 4.4 of the Disclosure Schedule, there are no Legal Proceedings against the Parent or the Purchaser pending or, to the best knowledge of the Parent or the Purchaser, threatened that question the validity of this Agreement or any of the other Transaction Documents or any action taken or to be taken by the Parent or the Purchaser in connection with the consummation of the transactions contemplated hereby or thereby. Except as set forth in any of the Parent or the Purchaser's SEC Documents or Schedule 4.4, there is no action, suit, investigation or proceeding (or, to the knowledge of the Parent or the Purchaser, any basis therefor) pending against, or to the knowledge of the Parent or the Purchaser threatened, against or affecting the Parent or the Purchaser, any of their Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that if adversely determined against the Parent or the Purchaser, would result in a Material Adverse Change to the Parent or the Purchaser and their Subsidiaries.

         4.5. Financial Statements. The financial statements contained within the Parent's SEC Documents and Parent's and Purchaser's Disclosure Documents fairly present in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Parent and the Purchaser at and for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to the Parent or the Purchaser, taken as a whole, in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The books and records, financial and other, of the Parent and the Purchaser are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         4.6. Purchaser Formation Date, Conduct of Business. The Purchaser was formed on May 15, 2001 for the purpose of acquiring the Shares. The Purchaser has not conducted, and will not conduct any business prior to Closing.

         4.7. SEC Documents. Parent has furnished to the Seller a complete copy of (i) Annual Report to Stockholders on Form 10-KSB for the fiscal year ended December 31, 2000 (the "Annual Report"), and Quarterly Reports to Stockholders on Form 10-QSB through the quarters ending March 31, 2001, and (ii) the Sellers have had access to and have had the opportunity to review all documents relating to the Parent filed with the Securities and Exchange Commission (collectively, the "Parent's SEC Documents"). The SEC Documents, at the respective time each such document was issued, (a) complied as to form in all material respects with the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; and
(b) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.8. Title to Purchaser Shares. The Parent Shares have been duly authorized for issuance and when issued and delivered in accordance with and pursuant to the terms of this Agreement will be validly issued, fully paid and non-assessable.

         4.9. Financial Advisors, Brokers. Except as disclosed on Schedule 4.9 of the Disclosure Schedule, no Person has acted directly or indirectly as a broker, finder or financial advisor for the Parent or the Purchaser in

Exhibit 99.1 - Page 18

connection with the negotiations relating to the transactions contemplated by this Agreement or by the other Transaction Documents, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Parent or the Purchaser.

         4.10. Taxes. For federal income tax purposes, the transaction documented by this Agreement shall constitute a tax-free reorganization under the provisions of Section 368 of the Code.

         4.11 No Misrepresentation. No representation or warranty of the Parent or the Purchaser contained in this Agreement (including the Disclosure Schedules hereto) or in any other Transaction Document furnished to any Seller pursuant to the terms hereof contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither the Parent nor the Purchaser knows of any facts which have caused or in the future are reasonably likely to cause a Material Adverse Change which has not been disclosed herein or in a Disclosure Schedule hereto. The representations and warranties contained in this Section 4.11 or elsewhere in this Agreement or in any other Transaction Document shall not be affected or deemed waived by reason of the fact that any Seller and/or any Representative of any Seller knows or should have known that any such representation or warranty is or might be inaccurate in any respect.

5.       Additional Representations, Warranties and Covenants.

         5.1 Title and Investment Representations. Each Seller represents and warrants to, and covenants and agrees with the Parent and the Purchaser that, such Seller (a) has good and marketable title to the Shares of such Seller, free and clear of all Liens of any kind or nature whatsoever and that at the Closing, the Purchaser will obtain good and marketable title to such Shares, free and clear as aforesaid, (b) is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended, (c) by reason of such Seller's business and financial experience, and the business and financial experience of those persons retained by such Seller to advise him with respect to his investment in the Parent Shares, such Seller, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and the risks of an investment in the Parent Shares and is able to bear the economic risk of holding the Parent Shares for an indefinite period and (d) is acquiring the Parent Shares for his own account and for investment and with no intention of distributing or reselling the Parent Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States or any state.

         5.2 Information Representations. Each Seller represents and warrants that (i) such Seller, and his Representatives as deemed necessary by such Seller (including such Seller's professional, tax and other advisors), have carefully reviewed the materials (the "Materials") furnished by the Parent and the Purchaser to such Seller in connection with the transactions contemplated by this Agreement, including without limitation, the Parent and Purchaser Disclosure Documents and (ii) such Seller, and such Seller's Representatives, have been granted the opportunity to ask questions of, and receive answers from, Representatives of Parent and the Purchaser concerning the Parent and the Purchaser and the Parent Shares and to obtain any additional information that such Seller deemed necessary to verify the accuracy of the information contained in the Materials.

Exhibit 99.1 - Page 19

         5.3 Advise of Changes. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company will promptly advise the Parent and the Purchaser in writing of the following, to the extent it has knowledge of the same: (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Sellers contained in this Agreement, if made on or as of the date of such event or the Closing Date, materially inaccurate, (b) of any Material Adverse Change, and (c) of any breach by any Seller of any covenant or agreement contained in any Transaction Document.

         5.4 Maintenance of Business. From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Sellers shall cause the Company to:

                       (a) cause to be done all things necessary to maintain, preserve and renew its (i) corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses and (ii) relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof;

                       (b) comply in all material respects with all applicable Laws; and

                       (c) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

         5.5 Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not (except to the extent, but only to the extent, deemed necessary by the officers and directors of the Company in fulfilling their fiduciary duties in which case written notice shall be provided to the Parent), without the prior written consent of the Parent,:

                       (a) (i)     declare, set aside or authorize the payment
         of, any dividend or other distribution in respect of any shares of capital stock of the Company or repurchase, redeem or acquire any of the outstanding shares of any class of capital stock or (ii) pay or otherwise distribute any other amounts or assets to any Seller, whether as compensation or otherwise;

                       (b) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of any class of its capital stock;

                       (c) (i) award or pay any bonuses to employees of the Company, (ii) enter into or modify or amend any employment, deferred compensation, severance or similar agreement, (iii) increase or agree to increase the compensation payable or to become payable by it to any of the Company's directors,

Exhibit 99.1 - Page 20

         officers, employees, agents or Representatives or (iv) increase or agree to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or Representatives;

                       (d) change accounting principles, methods or policies;

                       (e) enter into any Contract requiring payments in excess of $5,000, or conduct its business other than in the ordinary course of business consistent with past practice;

                       (f) (i) incur or repay any Indebtedness, (ii) make any loans, advances or capital contributions to any other Person or
         (iii) assume, guarantee, endorse or otherwise become liable for the obligations of any other Person.

                       (g) fail to maintain and keep its properties in good repair, working order and condition, normal wear and tear excepted;

                       (h) fail to comply with all other obligations which it incurred pursuant to any Contract or promptly pay or discharge any current liabilities, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                       (i) mortgage, pledge or subject to any Lien any of its assets, or acquire any assets or sell, assign, transfer, convey, lease or otherwise dispose of any assets of the Company (other than the sale of inventory in the ordinary course of business consistent with past practice);

                       (j) discharge or satisfy any Lien, or pay any obligation or liability (fixed or contingent), except in the ordinary course of business consistent with past practice and which, in the aggregate, would not be material to the Company;

                       (k) transfer or grant any rights under any concessions, leases, licenses, agreements or Intellectual Property used by the Company in its business;

                       (l) make or commit to make any capital expenditures or capital additions or betterments;

                       (m) institute or settle any Legal Proceeding;

                       (n) amend its certificate of incorporation or by-laws;

Exhibit 99.1 - Page 21

                       (o) issue, sell or transfer any shares of its capital stock of any class or any other of its securities, or issue or create any options, warrants, calls, rights, commitments, subscriptions, convertible securities or other agreements of any character requiring the Company to issue, sell or transfer any shares of capital stock, or accelerate the vesting of any outstanding security;

                       (p) merge, consolidate or reorganize with, or acquire, any entity;

                       (q) agree to any audit assessment by any Tax authority or fail to pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property;

                       (r) change any insurance coverage, issue any certificates of insurance or fail to continue in force with nationally recognized insurance companies adequate insurance covering risks of such types and in such amounts as are customary for Persons engaged in similar lines of business;

                       (s) enter into any transaction with, or become party to any Contract with, any officer, director, or Affiliate (or any relative of any of them) of the Company; or

                       (t) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this
         Section 5.5.

         5.6 Regulatory Approvals. Each Seller will, and will cause the Company to, promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Body which may be reasonably required, or which the Parent may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. The Sellers will use their, and will cause the Company to use its, best efforts to promptly obtain all such authorizations, approvals and consents.

         5.7 Necessary Consents. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will use their, and will cause the Company to use its, best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated hereby and by the other Transaction Documents and to allow the Purchaser to carry on the Company's business after the Closing Date.

         5.8 Access to Information. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will, and shall cause the Company to, (i) allow the Parent and its Representatives reasonable access to the files, books, records, personnel and offices of the Company, including, without limitation, any and all information relating to the Company's Taxes, commitments, Contracts, and real, personal and intangible property and financial condition, (ii) furnish promptly to the Parent all information concerning the Company's business, properties and personnel as the Parent may

Exhibit 99.1 - Page 22

reasonably request, and (iii) make available to the Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as the Parent may reasonably request. The Sellers will cause the Company's accountants to cooperate with the Parent and its Representatives in making available to the Parent all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared, reviewed or audited by such accountants.

         5.9 Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Sellers will use their, and will cause the Company to use its, best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 7.

         5.10 Directors and Officers of the Company. As of the Closing Date, all officer and directors of the Company shall resign and shall be replaced by the Purchaser's nominees.

6.       Covenants of the Parent and the Purchaser.

         6.1 Advise of Changes. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Parent and the Purchaser will promptly advise the Seller in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of the Purchaser or Parent, as the case may be, contained in this Agreement, if made on or as of the date of such event or the Closing Date, materially inaccurate in any material respect, and (b) of any breach by the Parent or Purchaser of any covenant or agreement contained in this Agreement.

         6.2 Regulatory Approvals. The Parent and the Purchaser will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Body, or which the Seller may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. The Parent and the Purchaser will use their best efforts to promptly obtain all such authorizations, approvals and consents.

         6.3 Necessary Consents. During the term of this Agreement, the Parent and the Purchaser will use their best efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         6.4               Satisfaction of Conditions Precedent. During the term

f this Agreement, the Parent and the Purchaser will use their best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 7.

         6.5 Name Change. Following the Closing, the Purchaser shall cause the name "Granite Technologies, Inc. " to be changed to a name mutually acceptable to both the Parent and Sellers.

7.       Conditions.

Exhibit 99.1 - Page 23

         7.1               Conditions Precedent to Each Party's Obligations.
The respective obligations of each party hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by all of the parties to this Agreement):

                       (a) Compliance with Law. There shall be no Law enacted, entered, enforced or deemed applicable to the transactions contemplated hereby or by the other Transaction Documents which would prohibit or render illegal the transactions contemplated hereby or thereby.

                       (b) No Legal Proceedings or Orders. There shall not have been instituted, pending or threatened any Legal Proceeding by or before any Governmental Body, nor shall there be in effect any Order issued by any Governmental Body, or threat of any Order, that (i) prevents or seeks to prevent, or (ii) questions the validity of this Agreement or the other Transaction Documents or any action taken or to be taken in connection with the consummation of the transactions contemplated hereby or thereby.

         7.2               Conditions Precedent to Obligations of the Sellers.
The obligations of each of the Sellers hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by the Sellers):

                       (a) Accuracy of Representations and Warranties. The representations and warranties of the Parent and the Purchaser set forth in Section 4 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and the Sellers shall receive a certificate to such effect signed by an officer of the Parent and the Purchaser.

                       (b) Covenants. The Parent and the Purchaser shall have performed and complied in all material respects with all of their covenants required to be performed by them under this Agreement on or before the Closing Date, and the Sellers shall receive a certificate to such effect signed by an officer of the Parent and the Purchaser.

                       (c) Tax Free Transaction. The Sellers shall be reasonably satisfied that the transaction documented by this Agreement results in a tax-free reorganization under Section 368 of the Code.

                       (d) Due Diligence. The Sellers shall have completed prior to the Closing, to their satisfaction, a due diligence review of the financial condition, results of operations, properties, assets, liabilities, and business and prospects of the Parent and the Purchaser.

         7.3 Conditions Precedent To Obligations of the Parent and the Purchaser. The obligations of the Parent and the Purchaser hereunder are subject to the fulfillment or satisfaction on or before the Closing Date of each of the following conditions (any one or more of which may be waived in writing by the Parent):

Exhibit 99.1 - Page 24

                       (a) Accuracy of Representations and Warranties. The representations and warranties of each of the Sellers set forth in
         Section 3 shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and the Parent and the Parent and the Purchaser shall receive a certificate to such effect signed by each of the Sellers.

                       (b) Covenants. Each of the Sellers shall have performed and complied in all material respects with all of the covenants required to be performed by such Seller under this Agreement on or before the Closing Date, and the Parent and the Purchaser shall receive a certificate to such effect signed by each of the Sellers.

                       (c) Documents. The Parent and the Purchaser shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably requested of the Company in writing by the Parent's legal counsel to provide for the continuation in full force and effect of any and all material Contracts of the Company and for each of the Sellers to consummate the transactions contemplated hereby and by the other Transaction Documents.

                       (d) Government Consents. There shall have been obtained on or before the Closing Date such material Permits and there shall have been taken such other action, as may be required to consummate the transactions contemplated hereby and by the other Transaction Documents by any Government Body having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

                       (e) Satisfactory Completion of Due Diligence. The Parent and the Purchaser shall have (i) received all due diligence materials requested by the Parent from the Company and the Sellers and shall be satisfied in their sole discretion with the results of their review and analysis of such materials, and (ii) conducted interviews with such members of the Company's management or such other personnel as the Parent shall have requested and shall be satisfied in their sole discretion with the results of such interviews.

8.       Termination of Agreement.

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                       (a) by mutual written consent duly executed by each of the Sellers, the Parent and the Purchaser; or

                       (b) by the Parent, the Purchaser or the Sellers, if all the conditions for Closing shall not have been satisfied or waived on or before September 30, 2001 (the "Final Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of this Agreement or failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of any condition for Closing; or

Exhibit 99.1 - Page 25

                       (c) by the Parent, the Purchaser or the Sellers, if a Governmental Body shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or in the other Transaction Documents; provided however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party which has not complied with its respective obligations under Sections 5.7 or 6.2 and such noncompliance materially contributed to the issuance of any such Order or the taking of such action; provided further that the party seeking to terminate this Agreement pursuant to this clause 8.1(c) shall have used all reasonable efforts to remove such Order or action; or

                       (d) by the Parent, the Purchaser or the Sellers, if any representation or warranty of the Parent, the Purchaser or any of the Sellers, respectively, set forth in this Agreement shall be untrue in any material respect such that the conditions set forth in Sections 7.3(a) or 7.2(a), as the case may be, would not be satisfied; provided, however, that if such representation or warranty is curable prior to the Final Date by the Parent, the Purchaser or the Sellers, as the case may be, through the exercise of reasonable best efforts and for so long as the Parent, the Purchaser or the Sellers, as the case may be, continues to exercise such reasonable best efforts, neither the Parent, the Purchaser nor the Sellers, respectively, may terminate this Agreement under this Section 8.1(d); or

                       (e) by the Parent, the Purchaser or the Sellers, upon a breach of any covenant or agreement on the part of the Parent, the Purchaser or the Sellers, respectively, set forth in this Agreement such that the conditions set forth in Sections 7.3(b) or 7.2(b), as the case may be, would not be satisfied; provided, however, that if such covenant or agreement is curable prior to the Final Date by the Parent, the Purchaser or the Sellers, as the case may be, through the exercise of reasonable best efforts and for so long as the Parent, the Purchaser or the Sellers, as the case may be, continue to exercise such reasonable best efforts, neither the Parent, the Purchaser nor the Sellers, respectively, may terminate this Agreement under this Section 8.1(e).

                       (f) For purposes of terminating this Agreement pursuant to Section 8.1 hereof, only a majority of the Sellers (not Sellers holding a majority of the Shares outstanding) need sign a writing providing for such a termination.

         8.2 Notice of Termination. Any termination of this Agreement under Section 8.1 above will be effective by the delivery of written notice (in accordance with the provisions of Section 11.9 hereof) of the terminating party to the other parties hereto.

         8.3 Effect of Termination. In the case of any termination of this Agreement as provided in this Section 8, this Agreement shall be of no further force and effect (except for Sections 11.3, 11.5, 11.7 and 11.12); provided, however, that a termination of this Agreement shall not relieve any party from liability for any breach of this Agreement or defeat or impair the right of any party to pursue such relief as may otherwise be available to it as a result of any breach of this Agreement or any of the representations, warranties, covenants or agreements contained herein.

Exhibit 99.1 - Page 26

9. Legend on Certificates. (a) Each stock certificate issued to represent the Parent Shares shall bear the following (or a substantially equivalent) conspicuous legend on the face or reverse side thereof:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144 UNDER THE ACT; PROVIDED THAT, AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE FINX GROUP, INC., THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

                       (b) Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such legend, unless in the reasonable opinion of counsel for Parent the Parent Shares represented thereby need no longer be subject to the restrictions contained in this Agreement. Parent shall not transfer on its books any certificate for the Parent Shares in violation of the provisions of this Agreement. Parent shall give appropriate stop transfer instructions to its stock transfer agent with respect to the Parent Shares.

10.      Further Agreements of the Parties.

         10.1 Indemnity. (a) Each Seller individually, and not jointly and severally, and, until the Closing, the Company, agrees to indemnify, defend and hold harmless the Parent and the Purchaser (and each officer, director, shareholder, affiliate, agent and permitted assign thereof) from and against any and all losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties, and attorneys' fees, disbursements and related charges) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company or any of the Sellers contained in this Agreement or the other Transaction Documents. Notwithstanding the foregoing, the indemnification liability of any Seller shall be limited to the "market value" of the pro rata number of Parent Shares issued to the Seller pursuant to the Agreement.

                       (b) The Parent and the Purchaser agree to indemnify, defend and hold harmless the Company (and each officer, director, shareholder, affiliate, agent and permitted assign thereof)and each of the Sellers (and each family member, estate, executor, administrator, successor, and permitted assign thereof) from and against any and all Losses based upon, arising out of or otherwise in respect of any

Exhibit 99.1 - Page 27

         inaccuracy in or breach of any representations, warranties, covenants or agreements of the Parent and the Purchaser contained in this Agreement or the other Transaction Documents.

                       (c) For purposes of this Section 10.1 only, the "market value" of Parent Shares shall be calculated as follows:

                           (i) if the Parent Shares are listed or traded on a national securities exchange or in the NASDAQ National Market System, the average closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, for the twenty (20) trading days prior to an indemnification claim being made pursuant to Section 10.1(a). The closing price referred to in this clause (i) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Parent Shares are then listed or in the NASDAQ Reporting System; or

                           (ii) if the Parent Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the (20) trading days prior to an indemnification claim being made pursuant to Section 10.1(a), or if not so reported, the average of the closing bid and asked prices for a Share for the (20) trading days prior to an indemnification claim being made pursuant to
         Section 10.1(a) as furnished to the Parent by any member of the National Association of Securities Dealers, Inc., selected by the Parent for that purpose; or

                           (iii) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Parent.

                       (d) The indemnification provided for in Section 10 shall be an exclusive remedy for the parties, and the other individuals and entities entitled to indemnification thereby.

11.      Miscellaneous.

         11.1 Survival of Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement shall survive the Closing for the benefit of the Parent and the Purchaser as follows:
(i) as to the representations and warranties contained in Sections 3.5 and 5.1, forever; (ii) as to all other representations and warranties, until one year following the Closing Date. The representations and warranties of the Parent and the Purchaser shall survive the Closing for the benefit of the Seller until one year following the Closing Date.

11.2              Certain Definitions.

         "Affiliate" shall have the meaning specified by Rule 12b-2 under the Securities Exchange Act of 1934.

Exhibit 99.1 - Page 28

         "Closing" shall have the meaning set forth in Section 1 hereof.

         "Closing Date" shall have the meaning set forth in Section 1 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means shares of the Company's Common Stock, par value $.01 per share.

         "Confidential Information" shall mean confidential records and information, including, but not limited to, development, marketing, purchasing, organizational, strategic, financial, managerial, administrative, manufacturing, production, distribution and sales information, distribution methods, data, specifications and processes presently owned or at any time hereafter developed by a Person or its agents or consultants or used presently or at any time hereafter in the course of the business of such Person, that are not otherwise part of the public domain.

         "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy. commitment or other arrangement or agreement, whether written or oral.

         "Disclosure Schedule" means the Disclosure Schedule annexed hereto as
Schedule I.

         "Environmental Claim" means any accusation, allegation, notice of violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Body or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon the violation, or alleged violation, of any Environmental Laws, Orders or Permits of or from any Governmental Body relating to environmental matters connected with the Facilities.

         "Environmental Law" means any Law concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety.

         "Environmental Matters" means any matter arising out of or relating to human and employee health and safety or the environment which could give rise to liability or require the expenditure of money to address.

         "Facilities" means real property, leased or operated by the Company.

         "Governmental Body" means any governmental or regulatory body, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

Exhibit 99.1 - Page 29

         "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, including any bank overdraft or other similar extension of credit, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than 30 days past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a multiemployer plan" as such terms are defined under ERISA.

          "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

         "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

         "Material Adverse Change" means any material adverse change in the business, properties, results of operations, prospects or condition (financial or otherwise) of the relevant party; provided, however, that notwithstanding any other provision of this Agreement, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Change:(a) any failure by the relevant party to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the transaction documented by this Agreement (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which the relevant party participates, the U.S. economy as a whole or foreign economies in any locations where the relevant party or any of its subsidiaries has material operation or sales; (d) any adverse change, effect, event, occurrence, state of facts or development attributable or relating to (i) out-of-pocket fees and expenses (including legal, accounting, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement, or (ii) the payment of any amounts due to, or the provision of any other benefits (including benefits relating to acceleration of stock options) to, any officers or employees under employment contracts, non-competition agreements, employee benefit

Exhibit 99.1 - Page 30

plans, severance arrangements or other arrangements in existence as of the date of this Agreement, (if any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement); (e) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (f) any adverse change, effect, event, occurrence, state of facts or development arising from or relation to actions required to be taken under applicable laws, rules, regulations, contracts or agreements.

         "Order" means any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "Permits" means any approvals, authorizations, registrations, consents, licenses, permits or certificates by any Governmental Body.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Parent's and Purchaser's Disclosure Documents" means all materials referred to in the Parent's and Purchaser's Disclosure Schedules attached hereto as well as the Purchaser's financial statements and SEC Documents.

         "Representatives" of a Person means its officers, employees, agents, legal advisors and accountants.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the Common Stock to be purchased hereunder.

         "Subsidiaries of the Parent and Purchaser" means any and all corporations, partnerships, LLC's, or other entities in which the Parent or the Purchaser, directly or indirectly, holds a majority in vote or value of the equity interest.

         11.3 Expenses. The Parent shall pay up to $15,000.00 to legal counsel of the Sellers choice on behalf of the Sellers in connection with the execution of this Agreement. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the transaction is consummated.

         11.4 Further Assurances. Each Seller, the Parent and the Purchaser agree to execute and deliver, at the requesting party's expense, such other reasonable documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby or by the other Transaction Documents.

         11.5 Submission to Jurisdiction; Waiver of Jury Trial; and Consent to Service of Process.

Exhibit 99.1 - Page 31

                       (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby or by the other Transaction Documents and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                       (b) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                      (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding, by the mailing of a copy thereof in accordance with the provisions of Section 11.9.

         11.6 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the parties hereto. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflict of laws thereunder.

         11.8 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Exhibit 99.1 - Page 32

         11.9 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested (provided that facsimile notice shall be deemed received on the next business day if received after 5:00 p.m. Eastern Standard
Time), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                  If to Parent or Purchaser to:
                  ----------------------------

                  The Finx Group, Inc.
                  Attn: Lewis S. Schiller
                  249 Saw Mill River Road
                  Elmsford, NY  10523
                  (914) 592-6014 (facsimile)

                  If to the Company or Sellers to:
                  -------------------------------
                  Granite Technologies, Inc.
                  Attn: Storm Morgan Giblin
                  5273 Castlereigh Court
                  Granite Bay, CA 95746
                  (916) 992-1123 (facsimile)

                  With a copy to:
                  --------------

                  Joseph P. Galda, Esq.
                  Hodgson Russ LLP
                  One M&T Plaza, Suite 2000
                  Buffalo, NY  14203-2391
                  (716) 849-0349 (facsimile)


         11.10 Severability. If any term, provision, covenant or condition of this Agreement or part thereof, or the application thereof to any Person, place or circumstance shall be held to be invalid, unenforceable or void by a court of competent jurisdiction, the remainder of this Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited, and the court shall have the power to modify, amend, and limit such term, provision, covenant or condition, to the extent necessary to render the same and the remainder of this Agreement valid, enforceable and lawful.

Exhibit 99.1 - Page 33

         11.11 Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights or any other rights of any kind in any Person or entity not a party to this Agreement except as specifically provided herein. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Seller (by operation of law or otherwise) without the prior written consent of the Parent and any attempted assignment without such required consent shall be void.

         11.12 Confidential Information. All Confidential Information with respect to any party hereto is considered secret and will be disclosed in confidence. Each party hereto acknowledges that, it may have access to and become acquainted with Confidential Information of another party. Each party hereto agrees that it will not prior to the Closing Date (or in the event of the termination of this Agreement in accordance with its terms) and at all times thereafter, directly or indirectly for any reason whatsoever, disclose or use any such Confidential Information. All records, files, drawings, documents, equipment and other tangible items, wherever located, relating in any way to or containing Confidential Information, which any party has prepared or shall in the future prepare, shall be and remain the sole and exclusive property of such party and shall be included in the Confidential Information. Upon termination of this Agreement in accordance with its terms, the parties shall promptly deliver any and all of the Confidential Information and copies thereof of any other party, not previously delivered to such party, that may be in its possession or under its control. The foregoing restrictions shall not apply to the use, divulgence, disclosure or grant of access to Confidential Information to the extent, but only to the extent, (i) expressly permitted or required pursuant to any other written agreement between the parties, (ii) such Confidential Information has been publicly disclosed (not due to a breach by any party of its obligations hereunder, or by breach of any other Person, of a fiduciary or confidential obligation to a party) or (iii) a party is required to disclose Confidential Information by or to any court of competent jurisdiction or any other Governmental Body; provided, however, that the party required to disclose such Confidential Information shall, prior to any such disclosure, immediately notify the party which owns the Confidential Information of such requirement and provided further, that such party shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

         11.13 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby or by the other Transaction Documents; and neither party will issue any public statement announcing such transaction without the prior consent of the others, except as such party in good faith (based upon advice of counsel) believes is required by law and following notice to the other party.

         11.14 Counterparts. This Agreement may be executed in multiple counterparts each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by exchange of facsimile copies showing the signatures of the parties, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the Agreement requiring no further execution.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit 99.1 - Page 34

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


ATTEST:                                   THE FINX GROUP, INC.
/S Lewis S. Schiller                      By:  /S________________________
--------------------                             LEWIS S. SCHILLER
SIGNATURE                                        CHIEF EXECUTIVE OFFICER


ATTEST:                                   GRANITE TECHNOLOGIES ACQUISITION CORP.

/S Lewis S. Schiller                      By:  /S________________________
--------------------                             LEWIS S. SCHILLER
SIGNATURE                                        CHIEF EXECUTIVE OFFICER


ATTEST:                                   GRANITE TECHNOLOGIES, INC.
/S Storm Giblin                           By:  /S________________________
---------------                                  STORM MORGAN GIBLIN
SIGNATURE                                        CHIEF EXECUTIVE OFFICER


                                          GRANITE TECHNOLOGIES, INC.
WITNESS                                   STOCKHOLDERS:
/S Storm Giblin                           By:  /S________________________
---------------                                  STORM MORGAN GIBLIN
SIGNATURE


ATTEST:                                   SUN MICROSYSTEMS, INC.

/S                                        By:  /S________________________
---------------                                  SIGNATURE
SIGNATURE

Exhibit 99.1 - Page 35

Netsmart Corporation*                        Robert Carpenter*
146 Nissan Avenue                            5366 Sixty-Second Avenue
Islip, NY  11751                             South St. Petersburg, FL 33715

Grazyna B. Wnuk*                             Thomas Evans*
21634 Club Villa Terrace                     456 Tolland Turnpike #31A
Boca Raton, FL  33433                        Willington, CT 06279

Carol Schiller*                              Kenneth LaFrancois*
1 Butler Road                                5 Quinebaug Camp Road
Scarsdale, NY  10583                         Jewett City, CT 06351

Douglas Schiller*                            The Trinity Group-I, Inc.*
9206 Monte Mar Drive                         21634 Club Villa Terrace
Los Angeles, CA  90035                       Boca Raton, FL  33433

Linda Schiller*                              Belinda Bertram*
153 Greenridge Avenue                        456 Tolland Turnpike #31A
White Plains, NY 10605                       Willington, CT  06279

Blake Schiller*                              Gilbert D. Zamora*
95 High Street                               P.O. Box 623
Armonk, NY 10504                             Gainesville, MO 65655

Leonard Luttinger*                           * To be signed by Storm Morgan
5366 Sixty-Second Avenue                      Giblin as attorney-in-fact.
South St. Petersburg, FL 33715



WITNESS:                                    ATTORNEY-IN-FACT

/S Storm Giblin                             By:      /S________________________
---------------
SIGNATURE                                              STORM MORGAN GIBLIN

Exhibit 99.2 - Page 1

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment (this "Amendment") is made and entered into as of September 19, 2001 by and among THE FINX GROUP, INC. ("Parent"), a Delaware corporation with a place of business at 249 Saw Mill River Road, Elmsford, New York 10523, GRANITE TECHNOLOGY ACQUISITION CORP. ("Purchaser"), a Delaware corporation with a place of business at 249 Saw Mill River Road, Elmsford, New York 10523, GRANITE TECHNOLOGIES, INC. (the "Company"), a Delaware corporation with a place of business at 18B Ledgebrook Drive, Mansfield Center, Connecticut 06250 and those individuals and entities who appear on the signature pages hereof in their capacity as holders of 95.87% of the outstanding common stock of the Company (collectively referred to as the "Shareholders").

         WHEREAS, Parent, Purchaser, the Company and Shareholders have entered into a Stock Purchase Agreement dated as of September 19, 2001 (the "Agreement"); and

         WHEREAS, Parent, Purchaser, the Company and Shareholders desire to amend the Agreement in certain respects;

         NOW, THEREFORE, in consideration of the above recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Netsmart Corporation and Sun Microsystems, Inc. shall not be considered a "Seller" or "Sellers" for the purposes of Article 3, Sections
5.2 - 5.10 and Article 10 of the Agreement; and

                  2. Section 1.3 of the Agreement is hereby amended to read as follows:

                           "It is intended by the parties hereto that the
purchase and sale of the Shares contemplated by this Agreement shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a).

         This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which taken together constitute one and the same instrument. Any party may execute this Amendment by facsimile signature and the other parties are entitled to rely on such facsimile signature as evidence that this Amendment has been duly executed by such party. Any party executing this Amendment by facsimile signature must immediately forward to the other parties an original signature page by overnight mail; provided, however, that the failure to do so will not affect the binding effect of this Amendment on such party.

Exhibit 99.2 - Page 2

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to be effective as of the date first above written.

ATTEST:                                  THE FINX GROUP, INC.
/S Lewis S. Schiller               By:   /S________________________
--------------------                       LEWIS S. SCHILLER
SIGNATURE                                  CHIEF EXECUTIVE OFFICER


ATTEST:                                  GRANITE TECHNOLOGIES ACQUISITION CORP.
/S Lewis S. Schiller               By:   /S________________________
--------------------                       LEWIS S. SCHILLER
SIGNATURE                                  CHIEF EXECUTIVE OFFICER


ATTEST:                                  GRANITE TECHNOLOGIES, INC.
/S Storm Giblin                    By:   /S________________________
---------------                            STORM MORGAN GIBLIN
SIGNATURE                                  CHIEF EXECUTIVE OFFICER


                                         GRANITE TECHNOLOGIES, INC.
WITNESS                                  STOCKHOLDERS:
/S Storm Giblin                    By:   /S________________________
---------------                            STORM MORGAN GIBLIN
SIGNATURE


ATTEST:                                  SUN MICROSYSTEMS, INC.
/S                                 By:   /S________________________
-------------------                        SIGNATURE
SIGNATURE

Exhibit 99.2 - Page 3


Netsmart Corporation*                        Robert Carpenter*
146 Nissan Avenue                            5366 Sixty-Second Avenue
Islip, NY  11751                             South St. Petersburg, FL 33715

Grazyna B. Wnuk*                             Thomas Evans*
21634 Club Villa Terrace                     456 Tolland Turnpike #31A
Boca Raton, FL  33433                        Willington, CT 06279

Carol Schiller*                              Kenneth LaFrancois*
1 Butler Road                                5 Quinebaug Camp Road
Scarsdale, NY  10583                         Jewett City, CT 06351

Douglas Schiller*                            The Trinity Group-I, Inc.*
9206 Monte Mar Drive                         21634 Club Villa Terrace
Los Angeles, CA  90035                       Boca Raton, FL  33433

Linda Schiller*                              Belinda Bertram*
153 Greenridge Avenue                        456 Tolland Turnpike #31A
White Plains, NY 10605                       Willington, CT  06279

Blake Schiller*                              Gilbert D. Zamora*
95 High Street                               P.O. Box 623
Armonk, NY 10504                             Gainesville, MO 65655

Leonard Luttinger*                           * To be signed by Storm Morgan
5366 Sixty-Second Avenue                      Giblin as attorney-in-fact.
South St. Petersburg, FL 33715



WITNESS:                                    ATTORNEY-IN-FACT

/S Storm Giblin                          By:      /S________________________
---------------
SIGNATURE                                           STORM MORGAN GIBLIN